EXHIBIT 99.2

JOINT FILING AGREEMENT MADE PURSUANT TO

RULE 13d-1(k)

The parties hereto agree that pursuant to Rule 13d-1(k) of Regulation 13D-G promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13G of which this Agreement is made an exhibit is filed on behalf of them in the capacity set forth below.  The parties hereto agree that, once this Schedule 13G fully executed by all parties, CROSSTEX ENERGY, INC. shall be authorized to file this Schedule 13G on behalf of all such parties and shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13G and any amendments thereto.

Date: February 17, 2004	CROSSTEX HOLDINGS, L.P.

	By:	Crosstex Holdings GP, LLC,
its General Partner

	By:	Crosstex Energy, Inc., Member

	By:	/s/ William W. Davis
	Name:	William W. Davis
	Title:	Executive Vice President and Chief
Financial Officer

Date: February 17, 2004	CROSSTEX ENERGY, INC.

	By:	/s/ William W. Davis
	Name:	William W. Davis
	Title:	Executive Vice President and Chief
Financial Officer

Date: February 17, 2004	CROSSTEX HOLDINGS GP, LLC

	By:	Crosstex Energy, Inc., Member

	By:	/s/ William W. Davis
	Name:	William W. Davis
	Title:	Executive Vice President and Chief
Financial Officer

Date: February 17, 2004	YORKTOWN ENERGY PARTNERS IV, L.P.

	By:	Yorktown IV Company LLC,
its General Partner

	By:	/s/ Bryan H. Lawrence
	Name:	Bryan H. Lawrence
	Title:	Member

Date: February 17, 2004	YORKTOWN IV COMPANY LLC

	By:	/s/ Bryan H. Lawrence
	Name:	Bryan H. Lawrence
	Title:	Member

Date: February 17, 2004	YORKTOWN ENERGY PARTNERS V, L.P.
	By:	Yorktown V Company LLC,
its General Partner

	By:	/s/ Bryan H. Lawrence
	Name:	Bryan H. Lawrence
	Title:	Member

Date: February 17, 2004	YORKTOWN V COMPANY LLC

	By:	/s/ Bryan H. Lawrence
	Name:	Bryan H. Lawrence
	Title:	Member